Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

Umpqua Holdings Corporation Announces Third Quarter 2017 Earnings Conference Call on October 19, 2017

PORTLAND, Ore., October 3, 2017 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Umpqua Investments, today announced that it will host its third quarter 2017 earnings conference call on Thursday, October 19, 2017, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its third quarter 2017 financial results, which are expected to be released after the market closes on October 18, 2017. There will be a live question-and-answer session following the presentation.

To join the call, please dial (800) 210-9006 ten minutes prior to the start time and enter conference ID: 7723316. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 7723316. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at www.umpquabank.com/ask-us/investor-relations/.

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon, and Pivotus Ventures, an innovation studio headquartered in Silicon Valley focused on creating key technologies and business models that transform finance and commerce. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquabank.com/ask-us/investor-relations/.

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